                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                       Fidelity National Financial, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                       FIDELITY NATIONAL FINANCIAL, INC.
                            17911 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92614

                                                                  April 24, 2001

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Fidelity National Financial, Inc. The meeting will be held on June 19, 2001 at 10:00 a.m., Pacific Daylight Time, at Fess Parker's Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California. The formal Notice and Proxy Statement for this Meeting are attached to this letter.

     It is important that you sign, date and return your proxy as soon as possible, even if you currently plan to attend the Annual Meeting. You may still attend the Annual Meeting and vote in person if you desire, but returning your proxy card now will assure that your vote is counted if you are unable to attend. Your vote is important, regardless of the number of shares you own.

     On behalf of the Board of Directors, I thank you for your cooperation.

                                          Sincerely,

                                     /s/ WILLIAM P. FOLEY, II

                                          William P. Foley, II
                                          Chairman of the Board

                       FIDELITY NATIONAL FINANCIAL, INC.
                            17911 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 19, 2001

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders of Fidelity National Financial, Inc., a Delaware corporation, will be held on June 19, 2001, at 10:00 a.m., Pacific Daylight Time, Fess Parker's Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California for the following purposes:

     (1) to elect four directors to serve for the next three years or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

     (2) to approve an amendment to the Company's 1998 Stock Incentive Plan;

     (3) to approve the Company's 2001 Stock Incentive Plan;

     (4) to approve the Company's Annual Incentive Plan; and

     (5) to transact such other business as may properly come before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 23, 2001, are entitled to notice of and to vote at the Meeting. All stockholders are cordially invited to attend the Meeting in person.

                                          Sincerely,

                                          /s/ SUSAN E. BOW
                                          Susan E. Bow
                                          Corporate Secretary

Irvine, California
April 24, 2001

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES.

                       FIDELITY NATIONAL FINANCIAL, INC.
                            17911 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Fidelity National Financial, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held June 19, 2001, at 10:00 a.m., Pacific Daylight Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at Fess Parker's Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California.

     It is anticipated that such proxy, together with this Proxy Statement, will be first mailed on or about April 27, 2001, to all stockholders entitled to vote at the Meeting.

     The Company's principal executive offices are located at 17911 Von Karman Avenue, Irvine, California 92614 and its telephone number at that address is
(949) 622-4333.

     All shares represented by each properly signed and returned proxy card in the accompanying form, unless revoked, will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are marked on the proxy card, the shares will be voted in favor of the proposals described in this Proxy Statement. The accompanying proxy may be revoked by a stockholder at any time before it is voted, either by delivering a subsequent proxy or other written notice of revocation to the attention of the Corporate Secretary of the Company at 4050 Calle Real, Santa Barbara, California 93110 or by attending the Meeting and voting in person.

     The only outstanding voting securities of the Company are shares of its Common Stock, par value $.0001 per share ("Common Stock"). Each stockholder of record at the close of business on April 23, 2001 is entitled to notice of and to vote at the Meeting and at any adjournment or adjournments thereof. On that date, there were 78,217,791 shares of Common Stock outstanding, with each share entitled to one vote. The presence, in person or by proxy, of a majority of the shares entitled to vote will constitute a quorum for the Meeting. Abstentions from voting, which may be specified on all matters except the election of directors, will be considered shares present and entitled to vote on a matter and, accordingly, will have the same effect as a vote against a matter. Broker non-votes are included in the determination of the number of shares present and voting; however, they are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Accordingly, broker non-votes are not counted as votes for or against the proposal.

     The Company will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the proxy card. Following the mailing of this Proxy Statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact, for which services such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of Common Stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Morrow & Co. to assist in the solicitation of proxies for an estimated fee of $10,000 plus reimbursement of expenses.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Under its Bylaws, the Board may set the number of Directors at no less than three and no more than fifteen. The number of Directors is currently fixed at twelve. Terms of the members of the Board of Directors are for three-year periods.

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Each nominee elected as a Director will continue in office until his or her successor has been elected or until his or her earlier death, resignation or retirement. The Board of Directors has proposed the following nominees for election as Directors with terms expiring in 2004:

William A. Imparato, Donald M. Koll, Cary H. Thompson and General William Lyon.

     Each director will be elected by a plurality of the votes cast at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Imparato, Koll, Thompson and Lyon. In the event that a nominee of the Company is unable or declines to serve as a director at the time of the Meeting, proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected any nominee will be unable or will decline to serve as a director.

          THE BOARD OF DIRECTORS OF FIDELITY NATIONAL FINANCIAL, INC. RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES.

     The principal occupation and certain other information about the nominees and other Directors whose terms of office continue after the Annual Meeting is included in the following table:

                  NOMINEES FOR ELECTION -- TERM EXPIRING 2004

                                                                                               DIRECTOR
                NAME                                    OCCUPATION                      AGE     SINCE
                ----                                    ----------                      ---    --------
William A. Imparato..................  Managing Member                                  54       1986
                                       Tri-Vista Partners
                                       Scottsdale, Arizona
Donald M. Koll.......................  Chairman of the Board and Chief Executive        68       1995
                                       Officer
                                       The Koll Company
                                       Newport Beach, California
Cary H. Thompson.....................  Senior Managing Director                         44       1992
                                       Bear Stearns & Co., Inc.
                                       Los Angeles, California
General William Lyon.................  Chairman of the Board and Chief Executive        78       1998
                                       Officer
                                       William Lyon Homes, Inc.
                                       Newport Beach, California

                        DIRECTORS -- TERM EXPIRING 2003

                                                                                               DIRECTOR
                NAME                                    OCCUPATION                      AGE     SINCE
                ----                                    ----------                      ---    --------
Daniel D. (Ron) Lane.................  Chairman and Chief Executive Officer             66       1989
                                       Lane/Kuhn Pacific, Inc.
                                       Newport Beach, California
J. Thomas Talbot.....................  Owner                                            65       1990
                                       The Talbot Company
                                       Newport Beach, California
John F. Farrell, Jr. ................  Chairman                                         63       2000
                                       Automatic Service Company
                                       New York, New York
Philip G. Heasley....................  Chairman and Chief Executive Officer             51       2000
                                       First USA Bank
                                       Wilmington, Delaware

                        DIRECTORS -- TERM EXPIRING 2002

                                                                                               DIRECTOR
                NAME                                    OCCUPATION                      AGE     SINCE
                ----                                    ----------                      ---    --------
William P. Foley, II.................  Chairman of the Board and Chief Executive        56       1984
                                       Officer
                                       Fidelity National Financial, Inc.
                                       Irvine, California
Frank P. Willey......................  Vice Chairman of the Board                       47       1984
                                       Fidelity National Financial, Inc.
                                       Irvine, California
John J. Burns, Jr. ..................  Chief Executive Officer                          69       2000
                                       Alleghany Corporation
                                       New York, New York
Richard P. Toft......................  Former Chairman of the Board and                 64       2000
                                       Chief Executive Officer (Retired)
                                       Alleghany Asset Management, Inc.

WILLIAM P. FOLEY, II

     Mr. Foley is the Chairman of the Board and Chief Executive Officer of the Company and has been since its formation in 1984. Mr. Foley was President of the Company from its formation in 1984 until December 31, 1994. Mr. Foley is also currently serving as Chairman of the Board of CKE Restaurants, Inc.; Checkers Drive-In Restaurants, Inc. and Santa Barbara Restaurant Group, Inc. Additionally, he is Co-Chairman of the Board of Directors of Micro General Corporation, and a director of American National Financial, Inc., Fresh Foods, Inc. and Miravant Medical Technologies, Inc.

FRANK P. WILLEY

     Mr. Willey is Vice Chairman of the Company. He has been a director since the formation of Fidelity National Financial, Inc. and served as President from January 1, 1995 through March 20, 2000. He served as an Executive Vice President and General Counsel of the Company from its formation until December 31, 1994. He has served in various capacities with subsidiaries and affiliates of the Company since joining it in 1984. Mr. Willey is also a director of CKE Restaurants, Inc., Santa Barbara Restaurant Group, Inc. and Ugly Duckling Holdings, Inc.

JOHN JOSEPH BURNS, JR.

     Mr. Burns is Chief Executive Officer and a director of Alleghany Corporation and has been since 1992. From 1977 to 1992 he was President and a director of Alleghany Corporation. He is also a director of World Minerals, Inc. and Burlington Northern Santa Fe Corporation.

JOHN F. FARRELL, JR.

     Mr. Farrell is Chairman of Automatic Service Company and has been since 1997. From 1985 through 1994 he was Chairman and Chief Executive Officer of North American Mortgage Company. Mr. Farrell was Chairman of Integrated Acquisition Corporation from 1984 through 1989. He was a partner with Oppenheimer and Company from 1972 through 1984.

PHILIP G. HEASLEY

     Mr. Heasley is Chairman and Chief Executive Officer of First USA Bank, the credit card subsidiary of Bank One. Prior to joining First USA, Mr. Heasley spent 13 years in executive positions at U.S. Bancorp, including six years as Vice Chairman and the last two years as President and Chief Operating Officer. Before joining U.S. Bancorp Mr. Heasley spent 13 years at Citicorp, including three years as President and Chief Operating Officer of Diners Club, Inc. Mr. Heasley currently serves as Chairman of the Board of Visa USA and is a member of the board of Visa International.

WILLIAM A. IMPARATO

     In March 2001, Mr. Imparato founded a real estate development firm, Tri-Vista Partners LLC, headquartered in Scottsdale, Arizona. Mr. Imparato is the Managing Member. From June 1990 to December 1993 Mr. Imparato was President of the Company's wholly-owned real estate subsidiary, Orion Realty Group. From July 1980 to March 2001 he was a partner in Park West Development Company, a real estate development firm headquartered in Phoenix, Arizona.

DONALD M. KOLL

     Mr. Koll is Chairman of the Board and Chief Executive Officer of The Koll Company and has been since its formation on March 26, 1962. Mr. Koll is also a director and Chairman of the Board of Koll Development Company.

DANIEL D. (RON) LANE

     Since February 1983, Mr. Lane has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a corporation that comprises several community development and home building partnerships, all of which are headquartered in Newport Beach, California. He is Vice Chairman of the Board of Directors of CKE Restaurants, Inc.

GENERAL WILLIAM LYON

     General Lyon is Chairman of the Board and Chief Executive Officer of William Lyon Homes, Inc. and affiliated companies which are headquartered in Newport Beach, California. In 1989, General Lyon formed Air/Lyon, Inc. which included Elsinore Service Corp. and Martin Aviation.

J. THOMAS TALBOT

     Mr. Talbot is the owner of The Talbot Company, an investment and asset management company. Mr. Talbot has been the Chief Executive Officer of HAL, Inc., the parent company of Hawaiian Airlines, and was the founder of Jet American Airlines (sold to Alaska Airlines), Air California, and Southwest Airlines. He currently serves on the boards of directors of The Hallwood Group, Inc., California Coastal Communities, Inc., Metalclad Corporation (formerly the Koll Company) and The Pacific Club.

CARY H. THOMPSON

     Mr. Thompson is currently a Senior Managing Director with Bear Stearns & Co., Inc. and head of the Los Angeles investment banking office. From 1996 to 1999, he served as a director and Chief Executive Officer of Aames Financial Corporation. Prior to 1996, Mr. Thompson was a managing director of Nat West Markets. Mr. Thompson currently serves on the boards of directors of Aames Financial Corporation and SonicWall, Inc.

RICHARD P. TOFT

     Mr. Toft served as Non-Executive Chairman of Alleghany Asset Management, Inc. from April 2000 until his retirement in February 2001. He was Chairman and Chief Executive Officer of Alleghany Asset Management, Inc. from October 1995 through April 1, 2000. He served as a Senior Vice President of Alleghany Corporation from March 30, 1990 through October 1995 and in various capacities at Chicago Title Corporation from February 1981 through March 20, 2000, most recently serving as Chairman of the Board. From 1972 through May 1981 he served as Vice President and Treasurer of Lincoln National Corporation. Mr. Toft is also a director of Peoples Energy Corporation of Chicago.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of five formal meetings during the year ended December 31, 2000. All directors attended 100% of all meetings of the Board of Directors with the exception of Messrs. Koll, Burns, Farrell, Heasley and Toft who each attended 60% of the meetings.

     The Board presently has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee. The Audit Committee, which consisted of Messrs. Lane, Talbot, Thompson and Toft in 2000, met four times during 2000. The Audit Committee meets independently with internal audit staff, representatives of the Company's independent auditors and representatives of senior management. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is responsible for recommending the engagement or discharge of the Company's independent auditors.

     The Compensation Committee consisted of Messrs. Lane, Talbot and Thompson in 2000. The Compensation Committee, either alone or in conjunction with other Board committees, reviews and reports to the Board on the salary, fee and benefit programs designed for senior management, officers and directors with a view to ensure that the Company is attracting and retaining highly-qualified individuals through competitive salary, fee and benefit programs and encouraging continued extraordinary efforts through incentive rewards. The Compensation Committee met four times during 2000.

     The Company also had an Executive Committee in 2000 that consisted of Messrs. Foley, Willey and Talbot. The Executive Committee may invoke all of the power and authority of the Board of Directors in the management of the business and the affairs of the Company, except those powers which, by law, cannot be delegated by the Board of Directors. The Executive Committee did not meet during 2000.

     The Nominating Committee consisted of Messrs. Lane, Koll and Lyon in 2000. The Nominating Committee considers and recommends to the Board proposals to be presented for action by the Company's stockholders, including the consideration of nominations to the Board of Directors to be submitted to the stockholders. Stockholders wishing to nominate directors must comply with the Company's By-laws, which require certain information to be provided in connection with the submission of stockholder nominations and sets forth certain timing requirements with respect thereto. The Nominating Committee did not meet during 2000.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $30,000 and $2,500 per Board of Directors meeting attended, plus reimbursement of reasonable expenses. There is an annual fee for service on a Committee of $5,000 and a fee of $1,500 for committee meetings attended. Each Committee Chairman receives an annual fee of $7,500. Directors who are employees of the Company do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, for Board meeting attendance.

                               EXECUTIVE OFFICERS

     The executive officers of the Company as of the date of this Proxy Statement are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table. Biographical information for those executive officers who also serve as directors is set forth on page 3 of this Proxy Statement.

                                                                                              EMPLOYED
                   NAME                                   OCCUPATION                   AGE     SINCE
                   ----                                   ----------                   ---    --------
William P. Foley, II......................  Chairman of the Board and Chief            56       1984
                                            Executive Officer
Frank P. Willey...........................  Vice Chairman of the Board                 47       1984
Patrick F. Stone..........................  President and Chief Operating Officer      53       1989
Alan L. Stinson...........................  Executive Vice President, Chief            55       1998
                                            Financial Officer
Peter T. Sadowski.........................  Executive Vice President, General          46       1999
                                            Counsel

PATRICK F. STONE

     Mr. Stone was elected President of the Company effective March 20, 2000. He was elected Chief Operating Officer of the Company on March 25, 1997. From May 1995 through March 1997 he was an Executive Vice President of the Company and President of Fidelity National Title Insurance Company and four other underwriters of the Company. From February 1989 to May 1995 he was President of Fidelity National Title Company of Oregon. He is Co-Chairman of the Board of Micro General Corporation.

ALAN L. STINSON

     Mr. Stinson joined the Company in October 1998 as Executive Vice President, Financial Operations, and assumed the role of Executive Vice President and Chief Financial Officer of the Company in early 1999. Prior to his employment with the Company, Mr. Stinson was Executive Vice President and Chief Financial Officer of Alamo Title Holding Company. From 1968 to 1994 Mr. Stinson was employed by Deloitte & Touche, LLP, where he was a partner from 1980 to 1994.

PETER T. SADOWSKI

     Mr. Sadowski joined the Company in January 1999 as Executive Vice President, General Counsel. Prior to joining the Company, Mr. Sadowski was a partner with Goldberg, Katz, Sadowski & Stansen, PC, a law firm located in St. Louis, Missouri.

                             PRINCIPAL STOCKHOLDERS

     As of April 1, 2001, based upon filings with the Securities and Exchange Commission, there is no person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock other than as set forth in the "Security Ownership of Management" table below.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership as of April 1, 2001, of the Common Stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                                                NUMBER OF      NUMBER OF                  PERCENT OF
              NAME AND ADDRESS                 SHARES OWNED    OPTIONS(1)      TOTAL        TOTAL
              ----------------                 ------------    ----------    ---------    ----------
William P. Foley, II.........................   2,940,660(2)   1,921,158     4,861,818       6.1%
Frank P. Willey..............................     686,594        386,499     1,073,093       1.4%
John Joseph Burns, Jr. ......................      44,680            -0-        44,680         *
John F. Farrell, Jr. ........................         -0-          3,740         3,740         *
Philip G. Heasley............................         -0-          7,480         7,480         *
William A. Imparato..........................      10,333         58,230        68,563         *
Donald M. Koll...............................         -0-         67,570        67,570         *
Daniel D. (Ron) Lane.........................      90,592         35,250       125,842         *
General William Lyon.........................      10,067         38,250        48,317         *
J. Thomas Talbot.............................      27,167         25,000        52,167         *
Cary H. Thompson.............................         -0-         50,168        50,168         *
Richard Paul Toft............................      30,556          7,480        38,036         *
Patrick F. Stone.............................      42,232        228,925       271,157         *
Alan L. Stinson..............................      20,575         94,833       115,408         *
Peter T. Sadowski............................         651         49,000        49,651         *
All directors and officers (17 persons)......   3,904,107      2,973,583     6,877,690       8.5%

---------------
 *  Represents less than 1% of the Company's Common Stock.

(1) Represents shares subject to stock options that are exercisable on April 1, 2001 or become exercisable within 60 days of April 1, 2001.

(2) Included in this amount are 1,554,948 shares held by Folco Development Corporation, of which Mr. Foley and his spouse are the sole stockholders, and 272,646 shares held by Foley Family Charitable Foundation.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company and its subsidiaries to the named executive officers of the Company for all services in all capacities during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION
                                         ----------------------------------------------------------
                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                          OTHER         AWARDS --      ALL OTHER
                                                          BONUS          ANNUAL          OPTIONS      COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)(1)     ($)(2)     COMPENSATION(3)      (#)(4)         ($)(5)
  ---------------------------     ----   ------------   ----------   ---------------   ------------   ------------
William P. Foley, II............  2000     887,096      $2,251,665      $ 78,492          469,647       $72,441
Chairman of the Board             1999     609,500         392,940        87,139          189,086        65,758
and Chief Executive Officer       1998     609,000       1,954,281       106,542          195,376        65,659
Patrick F. Stone................  2000     708,421       1,773,630            --          228,929        31,323
President and Chief               1999     400,629         187,470            --           71,726        24,694
Operating Officer                 1998     341,250         576,284            --           53,113        23,870
Frank P. Willey.................  2000     300,079         355,526            --           92,758        24,305
Vice Chairman                     1999     260,000         157,882            --           30,000        18,948
                                  1998     260,425         586,284            --           60,339        19,011
Alan L. Stinson.................  2000     334,471         553,041            --           85,000         5,435
Executive Vice President and      1999     225,000         120,729            --               --           294
Chief Financial Officer(6)        1998      56,250          87,973            --           47,711            --
Peter T. Sadowski...............  2000     283,449         355,526            --           85,000        14,555
Executive Vice President and      1999     220,000         108,941        73,423           30,000           198
General Counsel(7)

---------------
(1) Amounts shown for the indicated fiscal year include amounts deferred at the election of the named executive officer pursuant to the Company's 401(k) plan.

(2) Bonuses were awarded during the year following the fiscal year to which the bonuses relate, based on an evaluation by the Compensation Committee of the Board of Directors. Amounts shown for the indicated fiscal year include cash bonus amounts earned in the indicated fiscal year and deferred at the election of the named executive officer and utilized to reduce the exercise price of stock options granted to such officer in the subsequent fiscal year pursuant to the 1991 Stock Option Plan. Bonus amounts applied to reduce the exercise price of stock option grants awarded and included in this column for 2000, 1999, and 1998, the most recent three years for which the options were granted, are as follows: (i) Mr. Foley: $100,000 -- 2000 bonus, $98,235 -- 1999 bonus and $195,428 -- 1998 bonus; (ii) Mr. Stone: no bonus deferred in 2000, $19,647 -- 1999 bonus, and $58,628 -- 1998 bonus; (iii)
    Mr. Willey: $31,217 -- 2000 bonus, $13,788  -- 1999 bonus and no bonus deferred in 1998; (iv) Mr. Stinson: $110,608 -- 2000 bonus and no bonus deferred in 1998 or 1999; (v) Mr. Sadowski: no bonus deferred in 2000 or 1999. In addition, during 2000, bonus amounts were deferred at the election of the named executive officer and applied to the Company's deferred compensation program in the following amounts: Mr. Foley -- $430,333; Mr. Stone -- no bonus deferred; Mr. Willey -- $56,190; Mr. Stinson -- $88,487 and Mr. Sadowski -- $35,553.

(3) Amounts shown for Mr. Foley included the cost of (i) a Company provided-automobile -- $9,000 in 2000, 1999 and 1998, respectively, and (ii) tax and financial planning advice provided by third parties to Mr. Foley and Folco Development Corporation -- $24,000 in 2000, $21,152 in 1999 and $53,225 in 1998 and (iii) personal use of Company assets by Mr. Foley and Folco Development Corporation -- $45,492 in 2000, $56,987 in 1999 and $44,317 in 1998. Amounts shown for Mr. Sadowski relate to relocation expenses.

(4) The number of securities underlying options has been adjusted to reflect all dividends and stock splits.

(5) Amounts shown for 2000 consist of the following: (i) Mr. Foley: Company contribution to 401(k) Plan -- $5,000, Company paid life insurance premiums -- $22,441 and Company contribution to Employee Stock Purchase Plan -- $45,000; (ii) Mr. Stone: Company contribution to 401(k) Plan --

    $5,100, Company paid life insurance premiums -- $207 and Company contribution to Employee Stock Purchase Plan -- $26,016; (iii) Mr. Willey:
    Company contribution to 401(k) Plan -- $5,100, Company paid life insurance premiums -- $455 and Company contribution to Employee Stock Purchase Plan -- $18,750; (iv) Mr. Stinson: Company contribution to 401(k) Plan -- $5,100 and Company paid life insurance premiums -- $335; and (v) Mr. Sadowski: Company contribution to 401(k) Plan -- $5,100, Company paid life insurance premiums -- $517 and Company contribution to Employee Stock Purchase
    Plan -- $8,938.

(6) Mr. Stinson joined the Company in October 1998.

(7) Mr. Sadowski joined the Company in January 1999.

OFFICER AND DIRECTOR LOANS

     The Board of Directors adopted an Employee Stock Purchase Loan Program and a Director Stock Purchase Loan Program. The Employee Stock Purchase Loan Program authorized an aggregate amount of $7,900,000 to make loans to key employees to purchase shares of the Company's Common Stock through open market purchases or in privately negotiated transactions. The Director Stock Purchase Loan Program authorized an aggregate amount of $750,000 to make loans to outside directors to purchase shares of the Company's Common Stock through open market purchases or in privately negotiated transactions. The loans are at an interest rate of 5% per annum for a term of five years immediately callable in the event of termination of employment or resignation as a director, as the case may be.

     During year 2000, Mr. Foley and each of the following named executive officers participated in the Employee Stock Purchase Loan Program, and the highest aggregate indebtedness to the Company for each participant was as follows: Mr. Foley -- $3,000,000; Mr. Stone -- $500,000; Mr. Willey -- $350,000,
Mr. Stinson -- $200,000 and Mr. Sadowski -- $50,000. Mr. Sadowski's loan was repaid in full in 2001.

     During year 2000, the following directors participated in the Director Stock Purchase Loan Program and the highest aggregate indebtedness to the Company for each participant was as follows: William A. Imparato -- $150,000; Donald M. Koll -- $150,000; Ronald Lane -- $150,000; General William Lyon -- $150,000 and J. Thomas Talbot -- $150,000.

     In addition to the loan described above, Mr. Sadowski has two additional loans outstanding to the Company that are secured by his principal residence. Each loan bears interest at the rate of prime plus 2% and his highest aggregate indebtedness to the Company under these loans during 2000 was $59,000 and $60,000, respectively.

OPTION GRANTS

     The following table provides information as to options to purchase Common Stock granted to the named individuals during 2000 pursuant to the Company's 1998 Stock Incentive Plan and the 1991 Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE VALUE
                          NUMBER OF     PERCENTAGE OF                                  AT ASSUMED ANNUAL RATES OF
                          SECURITIES    TOTAL OPTIONS                                 STOCK PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO      EXERCISE OR                         OPTION TERM(3)
                           OPTIONS      EMPLOYEES IN     BASE PRICE     EXPIRATION    ----------------------------
          NAME            GRANTS(#)      FISCAL YEAR      ($/SHARE)        DATE          5%($)           10%($)
          ----            ----------    -------------    -----------    ----------    ------------    ------------
William P. Foley II.....   150,000                         $11.75(1)     2/23/2010     $1,110,375      $2,802,375
                            19,647                           6.75(2)     2/22/2012         83,549         210,861
                            14,904                          20.13(1)    10/17/2010        188,964         476,909
                           285,096                          20.13(1)    10/17/2010      3,614,661       9,122,716
                           -------
                           469,647          16.8%
Patrick F. Stone........    75,000                         $11.75(1)     2/23/2010     $  555,188      $1,401,188
                             3,929                           6.75(2)     2/22/2012         16,708          42,168
                            14,904                          20.13(1)    10/17/2010        188,964         476,909
                           135,096                          20.13(1)    10/17/2010      1,712,848       4,322,903
                           -------
                           228,929           8.2%
Frank P. Willey.........    30,000                         $11.75(1)     2/23/2010     $  222,075      $  560,475
                             2,758                           6.75(2)     2/22/2012         11,728          29,600
                            14,904                          20.13(1)    10/17/2010        188,964         476,909
                            45,096                          20.13(1)    10/17/2010        571,761       1,443,016
                           -------
                            92,758           3.3%
Alan L. Stinson.........    25,000                         $11.75(1)     2/23/2010     $  185,063      $  467,063
                            14,904                          20.13(1)    10/17/2010        188,964         476,909
                            45,096                          20.13(1)    10/17/2010        571,761       1,443,016
                           -------
                            85,000           3.0%
Peter T. Sadowski.......    25,000                         $11.75(1)     2/23/2010     $  185,063      $  467,063
                            14,904                          20.13(1)    10/17/2010        188,964         476,909
                            45,096                          20.13(1)    10/17/2010        571,761       1,443,016
                           -------
                            85,000           3.0%

---------------
(1) The fair market value of the Company's Common Stock on the date of grant.

(2) The options granted under the 1991 Stock Option Plan were granted to key employees of the Company at an exercise price of $11.75, the fair market value of the Company's Common Stock on the date of grant. The executive officer applied his deferred bonus amount to reduce the exercise price to $6.75 per share. (See note (2) of Summary Compensation Table). Unless sooner exercised, the exercise price of these options will decrease approximately $0.35 per year through 2005, and $0.22 per year from 2006 through 2011, at which time the exercise price will be $3.65.

(3) These are assumed rates of appreciation, and are not intended to forecast future appreciation of the Company's Common Stock.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table summarizes information regarding exercises of stock options by the named individuals during 2000 and unexercised options held by them as of December 31, 2000.

                       AGGREGATED STOCK OPTION EXERCISES
             IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                              OPTIONS AT               IN-THE-MONEY OPTIONS AT
                            SHARES        VALUE           DECEMBER 31, 2000               DECEMBER 31, 2000
                          ACQUIRED ON    REALIZED    ----------------------------    ----------------------------
          NAME            EXERCISE(#)      ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----            -----------    --------    -----------    -------------    -----------    -------------
William P. Foley, II....    None           N/A        1,744,792        350,000       $44,590,935     $7,140,625
Patrick F. Stone........   41,557        876,250        197,944        175,000         4,094,052      3,570,313
Frank P. Willey.........    None           N/A          350,256         90,000         8,925,068      1,764,375
Alan L. Stinson.........    None           N/A           47,711         85,000           646,652      1,683,438
Peter T. Sadowski.......    None           N/A           20,000         95,000           133,750      1,705,313

     In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, the fair market value is deemed to be $36.94, the closing price of the Company's Common Stock on December 31, 2000.

EMPLOYMENT AGREEMENTS

     The Company entered into a five-year employment agreement with its Chairman and Chief Executive Officer, Mr. Foley, effective March 22, 2001, replacing an existing agreement. Pursuant to this agreement, his minimum annual base salary is $950,000. The agreement provides for additional incentive compensation in respect of each fiscal year ending during the term thereof in the form of an annual cash bonus as determined in accordance with the Annual Incentive Plan. Pursuant to the Annual Incentive Plan, the Compensation Committee has approved a formula that awards Mr. Foley for meeting specified performance levels, based on the Company's return on equity, merger synergies related to the acquisition of Chicago Title Corporation and a specified operational goal. These cash bonus provisions will not take effect unless the Annual Incentive Plan is approved by the stockholders. (See Proposal Number 4). The agreement includes other compensation and executive fringe benefits. There is a change in control provision enabling Mr. Foley to terminate this agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for good reason (as defined in the agreement as a change in control) or if Mr. Foley's employment is terminated following a change of control under certain circumstances he will receive (i) his salary through the date of termination,
(ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater number of years remaining in the term of employment, including partial years, or 3 years, (iii) immediate vesting of all options not vested at the date of termination and (iv) maintenance of all benefit plans and programs for Mr. Foley for the greater of 3 years or the number of years (including partial years) remaining in the agreement. The agreement allows the Company to terminate Mr. Foley upon written notice without cause on terms specified in the agreement. Upon Mr. Foley's death, his estate will receive a payment in the amount of the minimum annual base salary for the remainder of the agreement. Upon incapacity or disability for a continuous period of nine months, the Company may terminate the employment contract with Mr. Foley upon payment of an amount equal to his minimum annual base salary, without offset for the remainder of the agreement.

     The Company also entered into a three-year employment agreement with Patrick F. Stone effective March 22, 2001. Pursuant to this agreement, Mr. Stone's base salary for fiscal 2001 is $750,000. His salary may be increased at the discretion of the Compensation Committee of the Board of Directors. Mr. Stone's annual bonus will be payable pursuant to the Annual Incentive Plan, provided that the Annual Incentive Plan is approved by the stockholders. See Proposal 4. The cash bonus payable to Mr. Stone under the Annual Incentive Plan awards him for meeting specified performance levels based on the Company's return on equity, merger synergies achieved in connection with the Company's acquisition of Chicago Title Corporation and a specified operational goal. There is a change in control provision enabling Mr. Stone to terminate this agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for good reason (defined in the agreement as a change in control) or if Mr. Stone's employment is terminated following a change in control under certain circumstances then he will receive (i) his minimum annual base salary through the date of termination,
(ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, and (iii) maintenance of all benefit plans and programs for Mr. Stone for the greater number of 2 years or the number of years (including partial years) remaining in the Agreement.

     The Company entered into a three-year employment agreement with Frank P. Willey effective March 22, 2001. Pursuant to the agreement, Mr. Willey's base salary for fiscal 2001 is $300,000. His base salary may be increased at the discretion of the Compensation Committee of the Board of Directors. Mr. Willey's annual bonus will be payable pursuant to the Annual Incentive Plan, provided that the Annual Incentive Plan is approved by the stockholders. See Proposal 4. The cash bonus payable to Mr. Willey under the Annual Incentive Plan awards him for meeting specified performance levels based on the Company's return on equity, merger synergies achieved in connection with the Company's acquisition of Chicago Title Corporation and a specified operational goal. There is a change in control provision enabling Mr. Willley to terminate this agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for good reason (defined in the agreement as a change in control) or if Mr. Willey's employment is terminated following a change in control under certain circumstances then he will receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, and (iii) maintenance of all benefit plans and programs for Mr. Willey for the greater number of 2 years or the number of years (including partial years) remaining in the agreement.

     The Company entered into a three-year employment agreement with Alan L. Stinson effective March 22, 2001. Pursuant to the agreement, Mr. Stinson's base salary for fiscal 2001 is $350,000. His base salary may be increased at the discretion of the Compensation Committee of the Board of Directors. Mr. Stinson's annual bonus will be payable pursuant to the Annual Incentive Plan, provided that the Annual Incentive Plan is approved by the stockholders. See Proposal 4. The cash bonus payable to Mr. Stinson under the Annual Incentive Plan awards him for meeting specified performance levels based on the Company's return on equity, merger synergies achieved in connection with the Company's acquisition of Chicago Title Corporation and a specified operational goal. There is a change in control provision enabling Mr. Stinson to terminate this agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for good reason (defined in the agreement as a change in control) or if Mr. Stinson's employment is terminated following a change in control under certain circumstances then he will receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, and (iii) maintenance of all benefit plans and programs for Mr. Stinson for the greater number of 2 years or the number of years (including partial years) remaining in the agreement.

     The Company entered into a three-year employment agreement with Peter T. Sadowski effective March 22, 2001. Pursuant to the agreement, Mr. Sadowski's base salary for fiscal 2001 is $300,000. His base salary may be increased at the discretion of the Compensation Committee of the Board of Directors. Mr. Sadowski's annual bonus will be payable pursuant to the Annual Incentive Plan, provided that the Annual Incentive Plan is approved by the stockholders. See Proposal 4. The cash bonus payable to Mr. Sadowski under the Annual Incentive Plan awards him for meeting specified performance levels based on the

Company's return on equity, merger synergies achieved in connection with the Company's acquisition of Chicago Title Corporation and a specified operational goal. There is a change in control provision enabling Mr. Sadowski to terminate this agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for good reason (defined in the agreement as a change in control) or if Mr. Sadowski's employment is terminated following a change in control under certain circumstances then he will receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, and (iii) maintenance of all benefit plans and programs for Mr. Sadowski for the greater number of 2 years or the number of years (including partial years) remaining in the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently composed of three independent directors including Messrs. Lane, Talbot and Thompson. During fiscal 2000, no member of the Compensation Committee was a former or current officer or employee of the Company or any of its subsidiaries. In addition, during that year, no executive officer of the Company served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Compensation Committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the Board of Directors.

NO INCORPORATION BY REFERENCE

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee, Report of the Audit Committee and the Performance Graph shall not be incorporated by reference into any such filings.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent compensation data for use in assessing levels of compensation for officers of the Company.

COMPENSATION PHILOSOPHY

     The Company's executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national title insurance companies and other middle-market corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include title companies and other corporations equal to or larger than the Company. The Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company's performance, the measures used for determining appropriate levels of compensation for executive officers include the Company's national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, and profit retention and profitability, all of which combine to enhance stockholder value.

     The Committee approves the employment agreements and salary and bonus levels for key employees, including Mr. Foley and Mr. Stone. The Compensation Committee then makes recommendations with respect to the compensation to the entire Board of Directors for its approval. In fiscal 2000, the Compensation Committee authorized the retention of a consulting firm to review and advise on benefits plans and other compensation initiatives for the Company's senior executives. As part of its review process, the Compensation Committee approved the Annual Incentive Plan. If the Annual Incentive Plan is approved by the stockholders, then the Annual Incentive Plan will govern the incentive compensation payable to Mr. Foley and certain other executive officers.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER FOR FISCAL 2000

     Mr. Foley's compensation for 2000 was determined pursuant to the terms of his employment agreement in effect during that period. His employment agreement provided him with a minimum base annual salary, which may be reviewed and increased at the discretion of the Compensation Committee to reflect matters including cost of living increases and performance results. Mr. Foley also received a cash bonus, which was determined pursuant to an executive bonus program established by the Compensation Committee. Under the program, Mr. Foley had varying performance-based bonus levels that were expressed as a percentage of his base salary, based upon the Company's return on equity and cost savings resulting from merger synergies achieved in connection with the Company's acquisition of Chicago Title Corporation. The Compensation Committee established threshold, target and maximum expectations for each performance measure. In 2000, the Company exceeded target expectations for return on equity and obtained maximum expectations for merger synergies. The applicable target bonus amount was established by the Compensation Committee to be 150% of his base salary. Under the terms of his employment agreement, the Company, through the Compensation Committee, has the discretion to award stock options to Mr. Foley. Mr. Foley received stock options in 2000 totaling 469,647 shares of Common Stock. Of these options, 119,647 shares vested upon date of grant and the remaining 350,000 vest in accordance with varying schedules as determined by the Compensation Committee on the date of grant.

COMPENSATION OF OTHER EXECUTIVES FOR FISCAL 2000

     With respect to the base salaries and incentive cash bonuses awarded to other executive officers in respect of 2000, the Compensation Committee approved these amounts pursuant to the executives' employment agreements and an executive bonus program established by the Compensation Committee. The decision of the Compensation Committee with respect to the base salary for each such executive officer is subjective and was made after consideration of the performance of the executive in his particular area of responsibility, the executive's contribution to the Company's overall management team and an assessment of the future contributions the executive should be able to make to the Company. Under the terms of the executive bonus program, the executive officers received a cash bonus based upon specified target levels and the Company's return on equity and cost savings resulting from merger synergies related to the acquisition by the Company of Chicago Title Corporation.

STOCK OPTION GRANTS

     As indicated above, an important element of the Company's compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company's stockholders. The purpose of the Company's Stock Incentive Plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance. Consistent with these objectives, the Compensation Committee granted options in 2001 to executive officers for their performance in 2000.

     As additional incentive compensation, certain executive officers are permitted to participate in a program pursuant to which the officer can defer a portion of his bonus and apply the deferred amount to reduce the exercise price of stock options granted to him. In subsequent years, the exercise price of the options is further reduced by a percentage amount determined by the Compensation Committee. In 2000 Mr. Foley, Mr. Willey and Mr. Stinson participated in this bonus deferral program.

     Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company's policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company's overall compensation philosophy. Accordingly, the Company has and will continue to authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

April 24, 2001

                                          The Compensation Committee

                                          Daniel D. (Ron) Lane
                                          J. Thomas Talbot
                                          Cary H. Thompson

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors submits the following report on the performance of certain of its responsibilities for the year 2000. The Audit Committee is currently composed of three independent directors, including Messrs. Talbot, Lane and Toft. The Charter of the Audit Committee was adopted by the Board of Directors in its present form effective as of April 1, 2001, and is included in this proxy statement as Appendix A. Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States. This audit serves as a basis for the auditors' opinion in the annual report to stockholders addressing whether the financial statements fairly present the Company's financial position, results of operations and cash flows. The Audit Committee's responsibility is to monitor and oversee these processes.

     In reviewing the independence of the Company's outside auditors, the Committee has received from KPMG the written disclosures and letter regarding relationships between KPMG and its related entities and the Company and its related entities and has discussed with KPMG its independence from the Company, as required by Independence Standards Board Standard No. 1.

     In fulfilling its responsibilities relating to the Company's internal control, accounting and financial reporting policies and auditing practices, the Committee has reviewed and discussed with management and KPMG the Company's audited financial statements for 2000. In this connection, the Committee has discussed with KPMG its judgments about the quality, in addition to the acceptability, of the Company's accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

April 24, 2001                            The Audit Committee

                                          J. Thomas Talbot
                                          Daniel D. (Ron) Lane
                                          Richard Paul Toft

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the S & P 500 Index and against the cumulative total return of a peer group index consisting of certain companies for the industry in which the Company competes (SIC code 6361 -- Title Insurance) for the five-year period ending December 31, 2000. This peer group consists of the following companies: First American Corporation, LandAmerica Financial Group, Inc. and Stewart Information Services Corp. The peer group comparison has been weighted based on the Company's stock market capitalization. The graph assumes an initial investment of $100.00 on January 1, 1996, with dividends reinvested over the periods indicated.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------
                       Dec 95    Dec 96    Dec 97    Dec 98    Dec 99    Dec 00
--------------------------------------------------------------------------------
 Fidelity National
  Financial, Inc.        100     100.07    230.57    250.65    120.74    315.41
 S&P 500 Index           100     122.96    163.98    210.85    255.21    231.98
 Peer Group              100     128.84    219.65    425.77    163.99    399.74
--------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS

     Mr. Thompson is a Senior Managing Director with Bear Stearns and Co, Inc. During fiscal 2000, Bear Stearns and Co., Inc. provided investment advisory and brokerage services to the Company.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Board of Directors adopted an Employee Stock Purchase Loan Program and a Director Stock Purchase Loan Program. The Employee Stock Purchase Loan Program authorized an aggregate amount of $7,900,000 to make loans to key employees to purchase shares of the Company's Common Stock through open market purchases or in privately negotiated transactions. The Director Stock Purchase Loan Program authorized an aggregate amount of $750,000 to make loans to outside directors to purchase shares of the Company's Common Stock through open market purchases or in privately negotiated transactions. The loans are at an interest rate of 5% per annum for a term of five years immediately callable in the event of termination of employment or resignation as a director, as the case may be.

     During year 2000, Mr. Foley and each of the following named executive officers participated in the Employee Stock Purchase Loan Program, and the highest aggregate indebtedness to the Company for each participant was as follows: Mr. Foley -- $3,000,000; Mr. Stone -- $500,000; Mr. Willey -- $350,000,
Mr. Stinson -- $200,000 and Mr. Sadowski -- $50,000. Mr. Sadowski's loan was repaid in full in 2001.

     During year 2000, the following directors participated in the Director Stock Purchase Loan Program and the highest aggregate indebtedness to the Company for each participant was as follows: William A. Imparato -- $150,000; Donald M. Koll -- $150,000; Ronald Lane -- $150,000; General William Lyon -- $150,000; and J. Thomas Talbot -- $150,000.

     In addition to the loan described above, Mr. Sadowski has two additional loans outstanding to the Company that are secured by his principal residence. Each loan bears interest at the rate of prime plus 2% and his highest aggregate indebtedness to the Company under these loans during 2000 was $59,000 and $60,000, respectively.

                                   PROPOSAL 2

       APPROVAL OF THE AMENDMENT TO THE FIDELITY NATIONAL FINANCIAL, INC.
                           1998 STOCK INCENTIVE PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the Fidelity National Financial, Inc. 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares of Common Stock which may be granted under the 1998 Plan from an aggregate of 3,320,000 to an aggregate of 5,320,000 (the "1998 Plan Amendment"). Assuming the 1998 Plan Amendment is approved, the total number of shares which may be granted under the 1998 Plan following the Annual Meeting will be 5,540,000, including an additional 220,000 shares which increase is automatically approved under the terms of the 1998 Plan on an annual basis. The Board of Directors believes that the 1998 Plan is necessary to enhance the ability of the Company or an Affiliated Company (as defined in the 1998 Plan) to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts and successful conduct and development of the business of the Company or an Affiliated Company largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. The issuance of the newly authorized shares of Common Stock as stock options will, upon exercise by the holder, have a dilutive effect on the Company's outstanding shares of Common Stock.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT

     Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Amendment.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                   THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

DESCRIPTION OF THE 1998 PLAN

     The following description of the principal features of the 1998 Plan, as amended by the 1998 Plan Amendment, (subject to stockholder approval), is qualified in its entirety by reference to the text of the 1998 Plan, a restated copy of which is attached to this Proxy Statement as Appendix B.

     The 1998 Plan currently authorizes up to 3,320,000 shares of Common Stock plus, an additional 220,000 shares of Common Stock that will become authorized automatically under the terms of the 1998 Plan following this meeting. The authorized number of shares is subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company.

     The 1998 Plan provides for grants of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and rights to purchase shares of

Common Stock ("Purchase Rights"). Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its Affiliated Companies, non-employee directors and officers, consultants and other service providers; provided, however, that no such nonqualified stock options or Purchase Rights granted to prospective employees shall vest before the employee first performs services for the Company or its Affiliated Companies. All of the Company's employees and non- employee directors are eligible to participate in the 1998 Plan.

     The Board of Directors, or a committee consisting of three or more members of the Board of Directors, administers the 1998 Plan (the "Compensation Committee"). The Compensation Committee has full power and authority to interpret the Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 1998 Plan, and adopt, amend and rescind rules relating to the 1998 Plan.

     The term of incentive stock options may not exceed 10 years from the date of grant. The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no minimum purchase price for shares of Common Stock purchased pursuant to a Purchase Right, and any such purchase price shall be determined by the Compensation Committee.

     The maximum number of shares for which options or Purchase Rights may be granted to any one person during any one calendar year under the 1998 Plan is 300,000 and in no event shall the aggregate number of shares subject to incentive stock options exceed 1,000,000 shares. The aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the 1998 Plan or any other stock option plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

     The option price of an incentive stock option or nonqualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by check, by the delivery of shares of Common Stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Compensation Committee, by the cancellation of indebtedness of the Company to the optionee or purchase, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the 1998 Plan may be made by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or any combination of the foregoing methods of payment.

     Except as otherwise provided by the Compensation Committee, neither options nor Purchase Rights granted under the 1998 Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which such shares may be repurchased by the Company, and therefore these shares may not be sold, assigned, pledged or transferred until such time as the Company no longer has the right to reacquire any such shares.

     In the event that the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%) or other change in the corporate structure of the Company while the 1998 Plan is in effect, appropriate adjustments shall be make by the Board of Directors to the aggregate number and kind of shares subject to the 1998 Plan, and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and restricted shares in order to preserve, but no to increase, the benefits to persons then holding incentive options, nonqualified options or restricted shares.

     In the event of a Change of Control (as defined below) of the Company, the time period relating to the exercise or realization of all outstanding options and Purchase Right shall automatically accelerate immediately prior to the consummation of such Change of Control. For purposes of the Plan, "Change in Control" means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

     The Board of Directors may alter, amend, suspend or terminate the 1998 Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option or Purchase Right may not be effected without such person's consent. Unless sooner terminated by the Board of Directors, the 1998 Plan will terminate on March 31, 2008.

     It is not possible to determine the number of options or Purchase Rights that may be granted to any individual under the 1998 Plan. Such selections and determinations shall be made by the Compensation Committee of the Board of Directors.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The summary of United States federal income tax consequences set forth below is intended for general information only and should not be relied on as being a complete statement. State and local tax consequences are not discussed, and may vary from locality to locality.

     Incentive Stock Options. An employee will not realize taxable income on an incentive stock option when that option is granted or when that option is exercised; however, the amount by which the fair market value of the stock at the time of exercise exceeds the option price generally will be included in the employee's alternative minimum taxable income on the date of exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer's basis in the stock. Gain or loss realized by an optionee on the sale of the stock issued upon exercise of an incentive stock options is taxable as long-term capital gain or loss, and no tax deduction is available to the Company, unless the optionee disposes of the stock in a "disqualifying disposition." A disqualifying disposition of the stock includes any sale, exchange, gift or other transfer of the stock within two years after the date of grant of the option or within one year after the date of exercise, except that it does not include transfers pursuant to certain tax-free reorganizations and exchanges, transfers between spouses or incident to divorce, transfers into the name of the optionee and another person as joint tenants, transfers from a decedent to an estate, transfers by will or inheritance upon the optionee's death, or a mere pledge or hypothecation of the stock. Upon a disqualifying disposition of the stock, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the date of exercise, or (ii) the amount realized on a sale or exchange of the stock. Subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. Additionally, if the amount realized on a sale or exchange of the stock is greater than or less than the fair market value of the stock on the date of exercise, the difference will be taxed as capital gain or loss.

     Nonqualified Stock Options. A participant will not realize taxable income on a nonqualified stock option when that option is granted, nor will the Company be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction on the date of exercise equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. An optionee's basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

     Purchase Rights. A participant will not realize taxable income on the receipt of restricted stock pursuant to a Purchase Right until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed on the date of receipt. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income on the date of receipt in an amount equal to the difference between the price paid for the stock and the fair market value of such stock on the date of receipt. If repurchase rights are retained by the Company and no Section 83(b) election is made, the participant will recognize ordinary income on each date that the Company's repurchase rights lapse as to any shares of stock (i.e. on each date that any shares of stock vest) in an amount equal to the difference between the purchase price paid for such shares and the fair market value of such shares on the date that they vest. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date that the participant recognizes ordinary income equal to the amount of ordinary income recognized by the participant on such date, provided certain reporting requirements are met. A participant's basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the purchase price paid for the stock plus any ordinary income recognized on receipt or vesting of the stock.

INCOME TAX WITHHOLDING

     The 1998 Plan grants the Company the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local tax withholding requirements with respect to any options exercised or restricted stock issued under the 1998 Plan. To the extent permissible under applicable tax, securities, and other laws, the Compensation Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, by
(i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

                                   PROPOSAL 3

                   APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval, the Company's 2001 Stock Incentive Plan (the "2001 Plan").

VOTE REQUIRED FOR APPROVAL OF THE 2001 PLAN

     Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2001 Plan.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                   THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL

DESCRIPTION OF THE 2001 PLAN

     The following description of the principal features of the 2001 Plan is qualified in its entirety by reference to the text of the 2001 Plan, a copy of which is attached hereto as Appendix C.

     The 2001 Plan authorizes up to 2,000,000 shares of Common Stock, plus, an additional 200,000 shares of Common Stock on the date of each annual meeting of the stockholders of the Company, for issuance under the terms of the 2001 Plan. The authorized number of shares is subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company.

     The 2001 Plan provides for grants of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options, rights to purchase shares of Common Stock ("Purchase Rights"), and Deferred Shares. Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates. Nonqualified stock options, Purchase Rights, and Deferred Shares may be granted to employees of the Company and its subsidiaries and affiliates, non-employee directors and officers, consultants, customers, suppliers, and other service providers. Last year, approximately 300 persons were eligible to participate in a similarly based Plan.

     The Board of Directors, or a committee consisting of two or more outside members of the Board of Directors, will administer the 2001 Plan (the "Administrator"). The Administrator will have the full power and authority to interpret the 2001 Plan, select the recipients of options, Purchase Rights, and Deferred Shares, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 2001 Plan, and adopt, amend and rescind rules relating to the 2001 Plan.

     The term of incentive stock options may not exceed 10 years from the date of grant (5 years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company); provided that the Administrator in its discretion may permit a participant to buy down the exercise price of an option in accordance with the terms of any bonus deferral program maintained by the Company. There is no minimum purchase price for shares of Common Stock purchased pursuant to a Purchase Right, and any such purchase price shall be determined by the Administrator.

     The maximum number of shares for which options or Purchase Rights may be granted to any one person is the total number of shares that are then available for grants under the Plan, and in no event shall the aggregate number of shares subject to incentive stock options exceed 2,000,000. The aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the 2001 Plan or any other stock option plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

     The option price of an incentive stock option or nonqualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by certified or bank check, wire transfer, by the delivery of shares of Common Stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Administrator, by the cancellation of indebtedness of the Company to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or any combination of these methods. The option price for options granted under the 2001 Plan may be made in several additional ways: by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or where the Committee provides written approval after investigating the associated financial accounting consequences, by payment on a cashless basis, by stating in the exercise notice the number of shares of Common Stock the optionee elects to purchase pursuant to such exercise (in which case the optionee shall receive a number of shares of Common Stock equal to the number the optionee would have received upon such exercise for cash less such number of shares of Common Stock as shall then have a Fair Market Value in the aggregate equal to the Exercise Price due in respect of such exercise), or by any combination of the foregoing methods of payment.

     Under the Plan, the Administrator has the discretion to implement a program for Deferred Share Awards as part of a deferred compensation program for employees, directors, and consultants. Cash dividends that are declared on these Awards are converted into an equal amount of Deferred Shares at the end of each calendar year. Deferred Shares accumulate for distribution at the time and in the manner selected by the participant for distribution of the Common Stock subject to his or her Award. If a participant does not select a distribution method, then the Common Stock subject to the Deferred Share Award will be distributed in five annual installments beginning on the January 1 immediately following the participant's termination of service with the Company. Until transferred to a participant, the Administrator will control voting of any shares of Common Stock that are outstanding and subject to these Awards. The Administrator is, however, permitted to approve hardship distributions. A participant may not assign his or her claim to Deferred Shares and associated earning during his or her lifetime. A participant's right to Deferred Shares and associated earning shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. Neither the participant nor his or her beneficiary will have any claim against, or rights in, any specific assets of the Company.

     Except as otherwise provided by the Administrator, neither options, Purchase Rights, or Deferred Shares granted under the 2001 Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which such shares may be repurchased by the Company, and therefore these shares may not be sold, assigned, pledged or transferred until such time as the Company no longer has the right to reacquire any such shares. In the event that the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation, or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%) or other change in the corporate structure of the Company while the 2001 Plan is in effect, appropriate adjustments shall be made by the Board of Directors to the aggregate number and kind of shares subject to the 2001 Plan, and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and restricted shares in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or restricted shares.

     In the event of a Change of Control (as defined below) of the Company the time period relating to the exercise or realization of all outstanding options, Purchase Rights, and Deferred Shares shall automatically accelerate immediately prior to the consummation of such Change of Control. For purposes of the 2001 Plan, "Change in Control" means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company. The Board of Directors may alter, amend, suspend or terminate the 2001 Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option, Purchase Right or Deferred Share may not be effected without such person's consent. Unless sooner terminated by the Board of Directors, the 2001 Plan will terminate on April 24, 2011. It is not possible to determine who may be selected to receive options, Purchase Rights, or Deferred Shares, nor is it possible to determine the number of options, Purchase Rights, or Deferred Shares that may be granted to any individual under the 2001 Plan. Such selections and determinations shall be made by the Administrator of the 2001 Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

     Incentive Stock Options. An employee will not realize taxable income on an incentive stock option when that option is granted or when that option is exercised; however, the amount by which the fair market value of the stock at the time of exercise exceeds the option price generally will be included in the employee's alternative minimum taxable income on the date of exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer's basis in the stock. Gain or loss realized by an optionee on the sale of the stock issued upon exercise of an incentive stock options is taxable as long-term capital gain or loss, and no tax deduction is available to the Company, unless the optionee disposes of the stock in a "disqualifying disposition." A disqualifying disposition of the stock includes any sale, exchange, gift or other transfer of the stock within two years after the date of grant of the option or within one year after the date of exercise, except that it does not include transfers pursuant to certain tax-free reorganizations and exchanges, transfers between spouses or incident to divorce, transfers into the name of the optionee and another person as joint tenants, transfers from a decedent to an estate, transfers by will or inheritance upon the optionee's death, or a mere pledge or hypothecation of the stock. Upon a disqualifying disposition of the stock, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the date of exercise, or (ii) the amount realized on a sale or exchange of the stock. Subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. Additionally, if the amount realized on a sale or exchange of the stock is greater than or less than the fair market value of the stock on the date of exercise, the difference will be taxed as capital gain or loss.

     Nonqualified Stock Options. A participant will not realize taxable income on a nonqualified stock option when that option is granted, nor will the Company be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction on the date of exercise equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. An optionee's basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

     Purchase Rights. A participant will not realize taxable income on the receipt of restricted stock pursuant to a Purchase Right until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed on the date of receipt. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income on the date of receipt in an amount equal to the difference between the price paid for the stock and the fair market value of such stock on the date of receipt. If repurchase rights are retained by the Company and no Section 83(b) election is made, the participant will recognize ordinary income on each date that the Company's repurchase rights lapse as to any shares of stock (i.e. on each date that any shares of stock vest) in an amount equal to the difference between the purchase price paid for such shares and the fair market value of such shares on the date that they vest. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date that the participant recognizes ordinary income equal to the amount of ordinary income recognized by the participant on such date, provided certain reporting requirements are met. A participant's basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the purchase price paid for the stock plus any ordinary income recognized on receipt or vesting of the stock.

     Deferred Shares. Under the 2001 Plan, the Administrator may permit select Participants to receive stock options in lieu of all or part of a bonus otherwise payable in cash. The Participants may then apply the deferred bonus to reduce the exercise price for these stock options according to a formula that the Administrator establishes in its discretion. In addition, whenever the Company transfers Common Stock associated with a Deferred Share Award, the holder will recognize ordinary income equal to the fair market value of the property transferred. Upon the transfer of Common Stock associated with a Deferred Share Award, the Company will be entitled to a deduction, subject to
Section 162(m) of the Code, equal to the amount of ordinary income recognized by the holder.

INCOME TAX WITHHOLDING

     The 2001 Plan grants the Company the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local tax withholding requirements with respect to any options exercised or restricted stock issued under the 2001 Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

                                   PROPOSAL 4

                       APPROVAL OF ANNUAL INCENTIVE PLAN

     The Compensation Committee and the Board of Directors of the Company have approved the Annual Incentive Plan, subject to stockholder approval. If approved by stockholders, the Annual Incentive Plan will be effective as of January 1, 2001.

VOTE REQUIRED FOR APPROVAL OF THE ANNUAL INCENTIVE PLAN

     Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the Annual Incentive Plan.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                   THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

DESCRIPTION OF THE ANNUAL INCENTIVE PLAN

     The purposes of the Annual Incentive Plan are to promote the profitability of the Company, provide officers with an opportunity to receive incentive compensation depending upon that profitability and to attract, retain and motivate such individuals. The Annual Incentive Plan has also been designed to preserve the tax deductibility of payments made under the Annual Incentive Plan. Under the Internal Revenue Code of 1986, as amended, (the "Code"), publicly traded corporations cannot deduct for federal income tax purposes, compensation paid to "covered employees" to the extent that payment for any year to any such employee exceed $1 million, unless the payments qualify for an exception to the deductibility limit. One such exception is compensation paid under a performance-based compensation plan that has been approved by stockholders. The Company intends to administer the Annual Incentive Plan so that, if approved by stockholders, awards thereunder will qualify as performance-based compensation under the Code and the regulations published by the Internal Revenue Service thereunder. All senior executive officers of the Company are currently eligible for awards under the Annual Incentive Plan. Messrs. Foley, Stone, Willey, Stinson and Sadowski will be participating officers for the fiscal year ending December 31, 2001.

     Pursuant to the Annual Incentive Plan, the Compensation Committee will, within ninety days of the commencement of each fiscal year, (i) select participants for the respective fiscal year from among the officers of the Company; and (ii) establish for each participant target awards, performance goals and weightings with respect to one or more performance criteria. A participant's target award, performance goal and weightings may not be modified after the first ninety days of the fiscal year with respect to which they apply. The performance goals may be established with respect to one or more of the following performance criteria including return on equity, merger synergies, specified productivity measures, earnings per share, net income, return on equity, return on assets, and other similar financial criteria as defined by the terms of the Annual Incentive Plan. The performance goals may be stated in either absolute terms or as compared to one or more companies or indices.

     For any fiscal year, the actual award payable to a participant will be determined by the Compensation Committee based on (i) the participant target award, (ii) the extent to which the performance goals have been achieved, and
(iii) the weightings established with respect to the applicable performance criteria.

     The Annual Incentive Plan provides the Compensation Committee with discretion to reduce the amount otherwise payable under an award under the Annual Incentive Plan to any participant. In no event will the amount paid under the Annual Incentive Plan to a participant for any fiscal year exceed $4.0 million. All awards will be paid in cash as soon as practicable after the end of the fiscal year but no later than March 15, 2001 unless deferred, to the extent permitted by the Compensation Committee. In general, the Annual Incentive Plan requires a participant to be employed by the Company on the last day of a fiscal year to receive an award in respect of that year. However, the Annual Incentive Plan provides certain rights in the event a participant's employment terminates due to death or disability.

     The Annual Incentive plan will be administered by the Compensation Committee, which will have sole authority to make rules and regulations for the administration of the Annual Incentive Plan and whose interpretations and decisions will be final and binding. The Compensation Committee will also have authority to terminate or amend the Annual Incentive Plan provided that no such action will adversely affect the rights of participants.

     Awards under the Annual Incentive Plan may not be assigned or transferred by a participant other than by will or by laws of descent and distribution, and during his or her lifetime awards will be payable solely to such participant. The Annual Incentive Plan is unfunded and does not create any right in participants to continued employment with the Company.

     On March 22, 2001, the Compensation Committee adopted performance goals and weightings for the fiscal year ending December 31, 2001 and established targets for Messrs. Foley, Stone, Willey, Stinson, Sadowski and other designated participants. If the Company's stockholders do not approve the Annual Incentive Plan, payments that would have been made pursuant to the Compensation Committee's action will not be made under the Annual Incentive Plan.

     The amount of annual incentive compensation to be paid in the future to the Company's current or future officers under the Annual Incentive Plan cannot be determined at this time, since actual amounts will depend on who participates in the Annual Incentive Plan, on actual performance measured against the attainment of pre-established performance goals and on the Compensation Committee's discretion to reduce such amounts. Due to the nature of the performance measures, it is not possible to calculate amounts that would have been payable to Messrs. Foley, Stone, Willey, Stinson and Sadowski in fiscal 2000 had the performance measures for fiscal 2001 been in effect for fiscal 2000.

                        INFORMATION CONCERNING AUDITORS

     The Board has selected the accounting firm of KPMG LLP ("KPMG") to audit the Company's financial statements for, and otherwise act as the Company's independent auditors with respect to, the fiscal year ending December 31, 2001. KPMG or its predecessors have continuously acted as independent auditors for the Company in respect of its fiscal years commencing with the fiscal year ended December 31, 1988.

     The Company incurred the following fees for audit and other services performed by KPMG with respect to fiscal 2000:

Audit fees for consolidated financial statements............  $  772,000
Financial information, systems design and implementation
  fees......................................................           0
All other services:
  Audits of separate financial statements of subsidiaries...     450,000
  Other.....................................................     627,000
                                                              ----------
                                                              $1,849,000
                                                              ==========

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of their ownership, and changes in ownership, of such securities with the SEC. Executive officers and directors are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this Proxy Statement any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2000. Based solely upon a review of the copies of the reports received by it, the Company believes that all such filing requirements were satisfied except that Messrs. Koll and Talbot each filed one late report for a transaction in 1999. The failure to timely file such report was an inadvertent error.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             STOCKHOLDER PROPOSALS

     Any proposal that a stockholder wishes to be considered for inclusion in the Proxy and Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2002 must be received by the Company no later than December 28, 2001. Any other proposal that a stockholder wishes to bring before the 2002 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials must also be received by the Company no later than December 28, 2001. All proposals must comply with the applicable requirements or conditions established by the Securities and Exchange Commission and Article II, Section 7 and Article III, Section 2(c) of the Company's Bylaws, which requires among other things, certain information to be provided in connection with the submission of stockholder proposals. All proposals must be directed to the Secretary of the Company at 4050 Calle Real, Santa Barbara, California 93110. The persons designated as proxies by the Company in connection with the 2002 Annual Meeting of Stockholders will have discretionary voting authority with respect to any stockholder proposal for which the Company does not receive timely notice.

                             AVAILABLE INFORMATION

     The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to Fidelity National Financial, Inc., 4050 Calle Real, Santa Barbara, California 93110,
Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                          By Order of the Board of Directors

                                          /s/ SUSAN E. BOW
                                          Susan E. Bow
                                          Corporate Secretary

Dated: April 24, 2001

                                   APPENDIX A

                                    CHARTER
                                     OF THE
                                AUDIT COMMITTEE
                                     OF THE
                       FIDELITY NATIONAL FINANCIAL, INC.
                            BOARD OF DIRECTORS, INC.

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee (hereinafter sometimes referred to as the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, and accounting.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

     The Audit Committee recognizes that management, the internal auditors, and the outside auditors have more time, knowledge, and detailed information on the Company than do Audit Committee members. Consequently, in carrying out is oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements, internal controls, or any professional certification as to the outside auditors' work.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the New York Stock Exchange ("NYSE"). The Audit Committee shall be comprised of three or more directors all of whom in the judgment of the Board of Directors shall be independent.

     All members of the Committee shall in the judgment of the Board of Directors have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If the Chairman of the Audit Committee (the "Committee Chairman") is not designated or present, the members of the Committee may designate a Committee Chairman by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Committee Chairman, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

                               REVIEW PROCEDURES

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and have the document published at least every three years in accordance with Securities and Exchange Commission ("SEC") regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9 below). The Committee Chairman may represent the entire Audit Committee for purposes of this review.

                              INDEPENDENT AUDITORS

     1. The independent auditors are ultimately accountable to the Audit Committee and the Board. The Committee shall review the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     2. Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     3. On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     4. Review the independent auditors' audit plan. Discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     5. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     6. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

                 INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

     1. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     2. Review the appointment, performance, and replacement of the senior internal audit executive.

     3. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     4. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

                     OTHER AUDIT COMMITTEE RESPONSIBILITIES

     1. Annually prepare a report to stockholders as required by the SEC. The report should be included in the Company's annual proxy statement.

     2. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     3. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

                                   APPENDIX B

                       FIDELITY NATIONAL FINANCIAL, INC.

                           1998 STOCK INCENTIVE PLAN

     This 1998 STOCK INCENTIVE PLAN (the "Plan") is hereby established by FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), and adopted by its Board of Directors as of the 31st day of March, 1998 (the "Effective Date").

                                   ARTICLE 1.

                              PURPOSES OF THE PLAN

     1.1 Purposes. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2.

                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1 Administrator. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2 Affiliated Company. "Affiliated Company" means any subsidiary of the Company, any business venture which the Company has a significant interest, as determined at the discretion of the Administrator. However, for purposes of eligibility to receive Incentive Options, "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.3  Board. "Board" means the Board of Directors of the Company.

     2.4 Change in Control. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;
(ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

     2.5 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.6 Committee. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

     2.7 Common Stock. "Common Stock" means the Common Stock, $.0001 par value of the Company, subject to adjustment pursuant to Section 4.2 hereof.

     2.8 Disability. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.9 Effective Date. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

     2.10 Exercise Price. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.11 Fair Market Value. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

          (a) If the Common Stock is then listed or admitted to trading on a national stock exchange or a NASDAQ market system which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the principal stock exchange or NASDAQ market system on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such exchange or NASDAQ market system on the next preceding day for which a closing sale price is reported.

          (b) If the Common Stock is not then listed or admitted to trading on a national stock exchange or NASDAQ market system which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

          (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.12 Incentive Option. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     2.13 Incentive Option Agreement. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

     2.14 NASD Dealer. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

     2.15 Nonqualified Option. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

     2.16 Nonqualified Option Agreement. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

     2.17 Offeree. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

     2.18 Option. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

     2.19 Option Agreement. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.20  Optionee. "Optionee" means a Participant who holds an Option.

     2.21 Participant. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

     2.22 Purchase Price. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

     2.23 Restricted Stock. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

     2.24 Right to Purchase. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

     2.25 Service Provider. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

     2.26 Stock Purchase Agreement. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

     2.27 10% Shareholder. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   ARTICLE 3.

                                  ELIGIBILITY

     3.1 Incentive Options. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

     3.2 Nonqualified Options and Rights to Purchase. Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

     3.3 Limitation on Shares. In no event shall any Participant be granted Options or Rights to Purchase in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 300,000 shares. In no event shall the aggregate number of shares subject to Incentive Options exceed 1,000,000.

                                   ARTICLE 4.

                                  PLAN SHARES

     4.1 Shares Subject to the Plan. A total of 3,300,000 shares of Common Stock, plus, on the date of each annual meeting of the stockholders an additional 200,000 shares of Common Stock, may be issued under the Plan subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

     4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                   ARTICLE 5.

                                    OPTIONS

     5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

     5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, and (b) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

     5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

     5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     5.6 Annual Limit on Incentive Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

     5.7 Nontransferability of Options. Except as otherwise provided by the Administrator, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

     5.8 Rights as Shareholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

                                   ARTICLE 6.

                               RIGHTS TO PURCHASE

     6.1 Nature of Right to Purchase. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

     6.2 Acceptance of Right to Purchase. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

     6.3 Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check;
(c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     6.4  Rights as a Shareholder. Upon complying with the provisions of Section
6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

     6.5 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and
(ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

     6.6 Vesting of Restricted Stock. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

     6.7 Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

     6.8 Nonassignability of Rights. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

                                   ARTICLE 7.

                           ADMINISTRATION OF THE PLAN

     7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

     7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements;
(e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     7.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8.

                               CHANGE IN CONTROL

     8.1 Change in Control. In order to preserve a Participant's rights in the event of a Change in Control of the Company, (i) the time period relating to the exercise or realization of all outstanding Options, Rights to Purchase and Restricted Stock shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) with respect to Options and Rights to Purchase, the Administrator in its discretion may, at any time an Option or Right to Purchase is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase or exchange of each Option or Right to Purchase for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Participant would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Right to Purchase had the Option or Right to Purchase been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price of such Option or the Purchase Price under such Right to Purchase, (B) adjust the terms of the Options and Rights to Purchase in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options and Rights to Purchase to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control, unless the Common Stock remains listed or admitted to trading on a national stock exchange or a NASDAQ market system. The Administrator shall cause written notice of the proposed Change in Control transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

                                   ARTICLE 9.

                     AMENDMENT AND TERMINATION OF THE PLAN

     9.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                  ARTICLE 10.

                                TAX WITHHOLDING

     10.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by
(a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                  ARTICLE 11.

                                 MISCELLANEOUS

     11.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     11.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

     11.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

                                   APPENDIX C

                       FIDELITY NATIONAL FINANCIAL, INC.

                           2001 STOCK INCENTIVE PLAN

     This 2001 STOCK INCENTIVE PLAN (the "Plan") is hereby established by FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), and adopted by its Board of Directors as of the 24th day of April, 2001 (the "Effective Date").

                                   ARTICLE 1.

                              PURPOSES OF THE PLAN

     1.1 Purposes. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2.

                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1 Administrator. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2 Affiliated Company. "Affiliated Company" means any subsidiary of the Company, any business venture which the Company has a significant interest, as determined at the discretion of the Administrator. However, for purposes of eligibility to receive Incentive Options, "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.3 Award. "Award" means any award made pursuant to Articles 5, 6, and 6A of this Plan including Options, Restricted Stock, and Deferred Shares.

     2.4  Board. "Board" means the Board of Directors of the Company.

     2.5 Change in Control. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;
(ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

     2.6 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.7 Committee. "Committee" means a committee of two or more "outside" (within the meaning of Code Section 162(m)) members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

     2.8 Common Stock. "Common Stock" means the Common Stock, $.0001 par value of the Company, subject to adjustment pursuant to Section 4.2 hereof.

     2.9 Continuous Service. "Continuous Service" means uninterrupted service as an Officer, employee of the Company or of an Affiliated Company, member of the Board (whether or not employed by the Company or an Affiliated Company), or Service Provider. Continuous Service shall not be considered interrupted (unless an Award otherwise specifies) in the case of: (i) any approved or legally-mandated leave of absence, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy; (ii) changes in status with the Company (including changes to advisory or emeritus status); or (iii) in the case of transfers between locations of the Company or between the Company, any Affiliated Company, or their respective successors.

     2.10 Deferred Share. "Deferred Share" means a share of the Common Stock credited under Section 6A.2 of this Plan.

     2.11 Disability. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.12 Effective Date. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

     2.13 Exercise Price. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.14 Fair Market Value. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

          (a) If the Common Stock is then listed or admitted to trading on a national stock exchange or a NASDAQ market system which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the principal stock exchange or NASDAQ market system on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such exchange or NASDAQ market system on the next preceding day for which a closing sale price is reported.

          (b) If the Common Stock is not then listed or admitted to trading on a national stock exchange or NASDAQ market system which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

          (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.15 Incentive Option. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     2.16 Incentive Option Agreement. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

     2.17 NASD Dealer. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

     2.18 Nonqualified Option. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an

Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

     2.19 Nonqualified Option Agreement. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

     2.20 Offeree. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

     2.21 Option. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

     2.22 Option Agreement. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.23  Optionee. "Optionee" means a Participant who holds an Option.

     2.24 Participant. "Participant" means an individual or entity who holds an Option, a Right to Purchase, Restricted Stock, or rights to Deferred Shares under the Plan.

     2.25 Purchase Price. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

     2.26 Restricted Stock. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

     2.27 Right to Purchase. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

     2.28 Service Provider. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

     2.29 Stock Purchase Agreement. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase or a right to accrue Deferred Shares offered under the Plan.

     2.30 10% Shareholder. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   ARTICLE 3.

                                  ELIGIBILITY

     3.1 Incentive Options. Officers and other employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

     3.2 Nonqualified Options, Rights to Purchase, Restricted Stock, and Deferred Shares. Officers and other employees of the Company or of an Affiliated Company, members of the Board or of the board of directors of any Affiliated Company (whether or not employed by the Company or an Affiliated Company), Service Providers, customers and suppliers of the Company or of an Affiliated Company are eligible to receive Nonqualified Options, Rights to Purchase, Restricted Stock, or Deferred Shares under the Plan.

     3.3 Limitation on Shares. In no event shall any Participant be granted Options or Rights to Purchase pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds the total number of shares then available for grants under Section 4.1 hereof. In no event shall the aggregate number of shares of Common Stock subject to Incentive Options exceed 2,000,000.

                                   ARTICLE 4.

                                  PLAN SHARES

     4.1 Shares Subject to the Plan. A total of 2,000,000 shares of Common Stock, plus, on the date of each annual meeting of the stockholders an additional 200,000 shares of Common Stock, may be issued under the Plan subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement or (c) any shares of Restricted Stock or Deferred Shares are forfeited for any reason, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired of forfeited, shall again be available for grant or issuance under the Plan.

     4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements, Restricted Stock, or Deferred Share Awards in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                   ARTICLE 5.

                                    OPTIONS

     5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

     5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following:

          (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, and
     (b) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

          (b) the Exercise Price, for each Nonqualified Option granted pursuant to any program by which the Administrator or the Board allows a select Participant to receive Nonqualified Options in lieu of a bonus otherwise payable in cash, shall be reduced below Fair Market Value at the election of the Participant and in such dollar increment per Nonqualified Option as the Administrator determines in its discretion; provided that the aggregate Exercise Price reduction for the Nonqualified Options issued to such Participant shall equal the bonus that the Company would otherwise have paid in cash but for the Participant's election to defer compensation.

          (c) notwithstanding subsections (a) and (b), the Administrator in its discretion may reduce the Exercise Price of an Option in accordance with the terms of any bonus deferral program maintained by the Company.

     5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) certified or official bank check, wire transfer, or the equivalent thereof acceptable to the Company; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law. In addition, where the Committee provides written approval after investigating the associated financial accounting consequences, the Committee may provide in an Option Agreement for the payment of the Exercise Price on a cashless basis, by stating in the exercise notice the number of shares of Common Stock the Optionee elects to purchase pursuant to such exercise (in which case the Optionee shall receive a number of shares of Common Stock equal to the number the Optionee would have received upon such exercise for cash less such number of shares of Common Stock as shall then have a Fair Market Value in the aggregate equal to the Exercise Price due in respect of such exercise). The Committee may, in its discretion and for any reason, refuse to accept a particular form of consideration (other than cash or a certified or official bank check) at the time of any Option exercise.

     5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Incentive Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

     5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     5.6 Annual Limit on Incentive Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

     5.7 Nontransferability of Options. Except as otherwise provided by the Administrator, no Incentive Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such optionee. Any other Award pursuant to the Plan shall be transferable only by will, the laws of descent and distribution, or to an immediate family member of the optionee or a trust for an immediate family member; provided that any transferee of such an Award shall be subject to the terms of the original Award.

     5.8 Rights as Shareholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

                                   ARTICLE 6.

                               RIGHTS TO PURCHASE

     6.1 Nature of Right to Purchase. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

     6.2 Acceptance of Right to Purchase. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

     6.3 Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) certified or official bank check, wire transfer, or the equivalent thereof acceptable to the Company; (c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     6.4  Rights as a Shareholder. Upon complying with the provisions of Section
6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

     6.5 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

     6.6 Vesting of Restricted Stock. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

     6.7 Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

     6.8 Nonassignability of Rights. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

     6.9  Deferral Elections. The Participant may elect in accordance with
Article 6A.1 hereto, with the Committee's consent, to exchange Restricted Stock for an equivalent Deferred Share Award under Article 6A hereto (or a deferred compensation provision under another Company plan).

                                  ARTICLE 6A.

                                DEFERRED SHARES

     6A.1 Deferral Elections. The Committee may permit employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers to irrevocably elect to receive the credits described in Section 6A.2 below in lieu of fees, salary, or other income from the Company that the Participant earns after the election; provided that employees of the Company will only be permitted to make deferral elections if the Committee determines they are members of a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974). Any election pursuant to this
Section 6A.1 shall be made before the Participant becomes legally entitled to the fees, salary, or other income being deferred; provided that (a) a deferral election with respect to Restricted Stock of previously Deferred Shares must be made more than 12 months before a Participant's Restricted Stock vests or Deferred Shares are scheduled to be distributed to a Participant pursuant to this Article 6A; and provided further that (b) the Committee will honor an election made within 12 months of a scheduled vesting date (or distribution date for Deferred Shares) if the Participant consents in the election to irrevocably forfeit 5% of the Restricted Stock or Deferred Shares to which the Participant would otherwise be entitled.

     6A.2 Deferred Share Credits and Earnings. The Committee shall establish an internal Plan account for each Participant who makes an election under Section 6A.1 hereto. At the end of each calendar year thereafter (or such more frequent periods as the Committee may direct or approve), the Committee shall credit the Participant's account with a number of Deferred Shares having a Fair Market Value on that date equal to the compensation deferred during the year, and any cash dividends paid during the year on Deferred Shares previously credited to the Participant's account. The Committee shall hold each Participant's Deferred Shares until distribution is required pursuant to Section 6A.4 hereto.

     6A.3 Rights to Deferred Shares. Except as provided in Section 6.9 hereto, a Participant shall at all times be 100% vested in his or her right to any Deferred Shares and any associated cash earnings. A Participant's right to Deferred Shares shall at all times constitute an unsecured promise of the Company to pay benefits as they come due.

     6A.4 Distribution of Deferred Shares and Earnings. The Committee shall distribute a Participant's Deferred Shares in five substantially equal annual installments in real Shares commencing as of the first day of the calendar year beginning after the Participant's Continuous Service terminates, provided that the Committee will honor a Participant's election of a different time and manner of distribution if the election is made on a form approved by the Committee pursuant hereto. Fractional shares shall not be distributed, and instead shall be paid out in cash.

     6A.5 Hardship Withdrawals. A Participant may apply to the Committee for an immediate distribution of all or a portion of his or her Deferred Shares on account of hardship. The hardship must result from a sudden and unexpected illness or accident of the Participant or dependent, casualty loss of property, or other similar conditions beyond the control of the Participant. School expenses or residence purchases, for example, will not be considered hardships. Distributions will not be made to the extent a hardship could be relieved through insurance or by liquidation of the Participant's nonessential assets. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant's financial hardship. The determination of whether a Participant has a qualifying hardship and the amount to be distributed, if any, shall be made by the Committee in its discretion. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

                                   ARTICLE 7.

                           ADMINISTRATION OF THE PLAN

     7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more "outside" (within the meaning of Code Section 162(m)) members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

     7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase and the opportunity to accrue Deferred Shares shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     7.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8.

                               CHANGE IN CONTROL

     8.1 Change in Control. In order to preserve a Participant's rights in the event of a Change in Control of the Company, (i) the time period relating to the exercise or realization of all outstanding Options, Rights to Purchase and Restricted Stock shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) with respect to Options, Rights to Purchase, or Deferred Shares the Administrator in its discretion may, at any time an Option, Right to Purchase, or Deferred Share Award is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase or exchange of each Option or Right to Purchase for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Participant would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Right to Purchase had the Option or Right to Purchase been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price of such Option or the Purchase Price under such Right to Purchase, (B) adjust the terms of the Options, Rights to Purchase, or Deferred Shares in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options, Rights to Purchase, or Deferred Shares to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options, Rights to Purchase, or Deferred Shares, or the substitution for such Options, Rights to Purchase, and Deferred Shares of new options, new rights to purchase or new deferred shares of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options, Rights to Purchase, or Deferred Shares, or the new options, rights to purchase and deferred shares substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, all Options, Rights to Purchase, or Deferred Shares shall terminate upon the consummation of the Change in Control, unless the Common Stock remains listed or admitted to trading on a national stock exchange or a NASDAQ market system. The Administrator shall cause written notice of the proposed Change in Control transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

                                   ARTICLE 9.

                     AMENDMENT AND TERMINATION OF THE PLAN

     9.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options, Rights to Purchase, or Deferred Shares may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                  ARTICLE 10.

                                TAX WITHHOLDING

     10.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock or Deferred Share issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by
(a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                  ARTICLE 11.

                                 MISCELLANEOUS

     11.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     11.2 No Enlargement Of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

     11.3 Application Of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

PROXY                  FIDELITY NATIONAL FINANCIAL, INC.
               17911 VON KARMAN AVENUE, IRVINE, CALIFORNIA 92614

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William P. Foley, II and Frank P. Willey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of Common Stock of Fidelity National Financial, Inc. held of record by the undersigned on April 23, 2001 at the Annual Meeting of Stockholders to be held on June 19, 2001 or any adjournment thereof at 10:00 a.m. Pacific Daylight Time at Fess Parker's Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California.

1. To elect to the Board of           [ ] FOR all nominees listed below (except       [ ] WITHHOLD AUTHORITY to vote for all
   Directors for a three year          as marked to the contrary below)                   nominees listed below
    term

 William A. Imparato, Donald M. Koll, Cary H. Thompson and General William Lyon

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A
                     LINE THROUGH THE NOMINEE'S NAME ABOVE)

2. To approve an amendment to increase the number of shares available under Fidelity National Financial, Inc.'s 1998 Stock Incentive Plan;
                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3. To approve Fidelity National Financial, Inc.'s 2001 Stock Incentive Plan; and

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

4. To approve Fidelity National Financial, Inc.'s Annual Incentive Plan.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting thereof.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY NOMINEES AND FOR ALL PROPOSALS.

                                                  DATED:
                                                  ------------------------------

                                                  ------------------------------
                                                           (Signature)

                                                  ------------------------------
                                                           (Signature)

                                                     Please date and sign
                                                  exactly as the name appears on
                                                  this proxy. When shares are
                                                  held by more than one owner,
                                                  all should sign. When signing
                                                  as attorney, executor,
                                                  administrator, trustee, or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                      DIRECTED HEREIN BY THE STOCKHOLDER.

  PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF
                              MAILED IN THE U.S.A.